Exhibit 10.4

SUBLEASE

THIS SUBLEASE is made and entered into this 19th day of November, 2004, by and between Arbor Acquisitions, Inc., an Illinois corporation ("Landlord"), and Cole Taylor Bank, an Illinois banking corporation ("Tenant").

1. BASIC LEASE PROVISIONS.

A. Property Address: 350 East Dundee Road, Wheeling, Illinois 60090.

B. Tenant's Address: 9550 West Higgins Road, Suite 600, Rosemont, Illinois 60018.

C. Landlord's Address (for notices): Arbor Acquisitions, Inc., 5135 Golf Road, Skokie, Illinois 60077, Attn: Mr. Lev Stratievski, Manager

D. Prime Landlord: BK Wheeling, LLC, a(n) _________ limited liability company

E. Prime Landlord's Address (for notices): BK Wheeling, LLC, c/o Colliers Bennett & Kahnweiler, 9700 West Bryn Mawr Avenue, Suite 200, Rosemont, Illinois 60018, Attn: William F. Fausone.

F. Date of Prime Lease: January 1, 1995, as amended by the following documents: First Amendment to Lease dated as of January 31, 1996; Second Amendment dated as of May 1, 1996; and Third Amendment to Lease, dated as of February 11, 1997.

G. Sublease Term: Approximately sixty (60) days.

H. Commencement Date: The earlier of (a) the date the Landlord consents to this Sublease, or (b) December 15, 2004.

I. Expiration Date: The date Landlord closes on the purchase of the Premises from Prime Landlord.

J. Base Rent:

Period	Annual Base Rent	Monthly Installments
Commencement Date	$683,951.76	$56,995.98
Expiration Date

K. Payee of Rent: Arbor Acquisitions, Inc., or as Landlord may direct.

L. Address for Payment of Rent: Arbor Acquisitions, Inc., 5135 Golf Road Skokie, Illinois 60077, Attn: Mr. Lev Stratievski, Manager, or as Landlord may otherwise direct in writing

M. Description of Premises: Real estate consisting of approximately 229,042.64 square feet, together with the entire building located thereon, consisting of approximately 67,718 square feet

N. Purpose: Commercial bank or financial institution, and/or any other general office purpose, including the drive-through as it exists on the Commencement Date of this Lease

O. Broker: Staubach Midwest LLC

2. PRIME LEASE. Landlord is the tenant under a Prime Lease (the "Prime Lease") with the Prime Landlord identified in Section 1(D), bearing the date specified in Section 1(F). Tenant represents to Landlord that (a) Tenant has delivered to Landlord a full and complete copy of the Prime Lease and all amendments thereto, (b) the Prime Lease is, as of the date hereof, and will be as of the Commencement Date, in full force and effect without default on the part of Tenant, and (c) no event of default has occurred under the Prime Lease and no event has occurred and is continuing which would constitute an event of default but for the requirement of the giving of notice and/or the expiration of the period of time to cure.

3. SUBLEASE. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby subleases to the Tenant, and the Tenant accepts from the Landlord, certain space described in Section 1(M) (the "Premises") and located in the building (the "Building"), situated on and a part of the property (the "Property") legally described in Exhibit A attached hereto and made a part hereof.

4. TERM. The term of this Lease (hereinafter "Term") shall commence on the date (hereinafter "Commencement Date") which is the date specified in Section 1(H). The Term shall expire on the date ("Expiration Date") specified in Section 1(I), unless sooner terminated as otherwise provided elsewhere in the Lease.

5. POSSESSION. Landlord and Tenant acknowledge that Tenant currently occupies the Premises, and Tenant accepts the Premises in its "as is" condition.

6. PURPOSE. The Premises shall be used and occupied only for the purpose set forth in Section 1(N).

7. RENT. Tenant agrees to pay the Base Rent set forth in Section 1(J) to the Payee specified in Section 1(K), at the address specified in Section 1(L), or to such other payee or at such other address as may be designated by notice in writing from Landlord to Tenant, without prior demand therefor and without any deduction whatsoever. Base Rent shall be paid in monthly installments in advance on the first day of each month of the Term, except that the first installment of Base Rent shall be paid by Tenant to Landlord upon execution of this Sublease by Tenant. Base Rent shall be pro-rated for partial months at the beginning and end of the Term. All charges, costs and sums required to be paid by Tenant to Landlord under this Sublease in addition to Base Rent shall be deemed "Additional Rent", and Base Rent and Additional Rent shall hereinafter collectively be referred to as "Rent". Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease. Rent not paid within five (5) business days of written notice of such failure to pay rent when due shall bear interest at a rate per annum equal to two percent (2%) in excess of the announced base rate of interest of Fifth Third Bank as of the date of such default ("Default Rate").

8. ADDITIONAL RENT. Tenant agrees that during the Term of this Lease, Tenant shall continue to pay Impositions (as defined in Section 5.0 of the Prime Lease) in accordance with Article V of the Prime Lease. In addition, to the extent that Landlord is obligated to pay any other Additional Rent under the Prime Lease, Tenant shall pay such Additional Rent directly to Prime Landlord on or before the due date, provided that Tenant has prior knowledge of such Additional Rent, or has received notice of such Additional Rent, together with all supporting documentation reasonably required by Tenant, and provided further that during the Term of this Lease, Landlord shall promptly send Tenant all invoices received from Prime Landlord.

9. TENANT'S OBLIGATIONS. Tenant shall be responsible and shall pay the following:

A. All utility costs, including without limitation, electric and other charges incurred in connection with lighting, and providing electrical power to the Premises. Tenant shall hold Landlord harmless from all costs or expenses Landlord may incur from Tenant's failure to pay utility bills or to perform any of its obligations with respect to the purchase of utilities.

B. All maintenance, repairs and replacements as to the Premises and its equipment, to the extent Landlord is obligated to perform the same under the Prime Lease.

C. All other obligations of Landlord under the Prime Lease, provided, however, that Tenant shall not be responsible for any obligations of Landlord under the Prime Lease which are a direct result of the gross negligence or willful misconduct of Landlord.

10. QUIET ENJOYMENT. Landlord represents that it has full power and authority to enter into this Sublease, subject to the consent of the Prime Landlord. So long as Tenant is not in default in the performance of its covenants and agreements in this Lease, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through, or under Landlord.

11. TENANT'S INSURANCE. Tenant shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Landlord under the Prime Lease, and such property insurance as is required to be carried by Landlord under the Prime Lease to the extent such property insurance pertains to the Premises. Tenant hereby waives claims against Prime Landlord and Landlord for property damage to the Premises or its contents if and to the extent that Landlord waives such claims against Prime Landlord under the Prime Lease. Tenant agrees to obtain, for the benefit of Prime Landlord and Landlord, such waivers of subrogation rights from its insurer as are required of Landlord under the Prime Lease. Landlord and Tenant, at Tenant's sole cost and expense, including reasonable attorney's fees, agree to use reasonable efforts in good faith to obtain from Prime Landlord a waiver of claims for insurable property damage losses and an agreement from Prime Landlord to obtain a waiver of subrogation rights in Landlord's property insurance, if and to the extent that Prime Landlord waives such claims against Landlord under the Prime Lease or is required under the Prime Lease to obtain such waiver of subrogation rights.

12. ASSIGNMENT OR SUBLETTING.

A. Tenant shall not, without Landlord's and Prime Landlord's prior written consent, (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Tenant's interest by operation of law; (iii) further sublet the Premises or any part thereof; or (iv) permit the occupancy of the Premises or any part thereof by anyone other than Tenant. If Landlord consents to an assignment of this Sublease or a further sublease of the Premises, then Landlord and Tenant shall, at Tenant's sole cost and expense, including reasonable attorney's fees, use reasonable efforts to obtain the consent of Prime Landlord if such consent is required under the Prime Lease. If Tenant desires to assign the Sublease or to further sublease the Premises, Tenant shall deliver written notice thereof to Landlord, together with a copy of the proposed assignment or sublease agreement at least sixty (60) days prior to the effective date of the proposed assignment, or the proposed commencement date of the term of the proposed sublease.

B. No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Tenant hereunder shall have been cured. No permitted assignment or subletting shall relieve Tenant from Tenant's obligations and agreements hereunder and Tenant shall continue to be liable to Landlord as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

13. CONDITION OF PREMISES. Landlord has made no promise to alter, remodel or improve the Premises and has made no representations respecting the condition of the Premises or the Property.

14. RULES. Tenant agrees to comply with all rules and regulations that Prime Landlord has made or may hereafter from time to time make for the Building. Landlord shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

15. REPAIRS AND COMPLIANCE. Tenant shall promptly pay for the repairs set forth in Section 9(B) hereof and Tenant shall, at Tenant's own expense, comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the Premises or to Tenant's use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any substantial structural alteration of or in connection with the Premises, unless such alteration is required under the Prime Lease or by reason of Tenant's use of the Premises, or a condition which has been created by or at the sufferance of Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder.

16. FIRE OR CASUALTY OR EMINENT DOMAIN. In the event of a fire or other casualty affecting the Building or the Premises, or of a taking of all or a part of the Building or Premises under the power of eminent domain, neither Landlord nor Tenant shall exercise any right which may have the effect of terminating the Prime Lease without first obtaining the prior written consent of the other. In the event Landlord receives, under the Prime Lease, a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Tenant shall be entitled to receive such rent abatement unless the effect on the Premises of such fire or other casualty or such taking shall be substantially disproportionate to the amount of the abatement, in which event the parties shall equitably adjust the abatement as between themselves.

17. ALTERATIONS. After the Commencement Date, Tenant shall not make any alterations in or additions to the Premises ("Alterations") if to do so would constitute a default under the Prime Lease. Landlord's consent to any Alterations shall not be unreasonably withheld, and if Landlord consents thereto, Landlord and Tenant shall, at the sole cost and expense of Tenant, including reasonable attorneys' fees, use reasonable efforts to obtain the consent of Prime Landlord, if such consent is required under the Prime Lease.

18. SURRENDER. Upon the termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of the Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear and casualty excepted; conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required of Tenant under this Lease shall not be deemed "reasonable wear and tear". Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises. Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Premises (as distinguished from operations incident to the business of Tenant). All Alterations in or upon the Premises made by Tenant shall become a part of and shall remain upon the Premises upon such termination without compensation, allowance or credit to Tenant provided, however, that Landlord shall have the right to require Tenant to remove any Alterations or portion thereof. Said right shall be exercisable by Landlord giving written notice thereof to Tenant at the time Landlord approves such Alteration. Tenant shall also remove any Alterations which Prime Landlord may require Landlord to remove, pursuant to the terms of the Prime Lease. In any such event, Tenant shall restore the Premises to their condition prior to the making of such Alteration, repairing any damage occasion by such removal or restoration. If Landlord or Prime Landlord requires removal of any Alteration or a portion thereof and Tenant does not make such removal in accordance with this Section at the time of such termination or within twenty (20) days after such request, whichever is later, Landlord may remove the same (and repair any damage occasion thereby), and dispose thereof, or at its election, deliver the same to any other place of business of Tenant, or warehouse the same. Tenant shall pay the costs of such removal, repair, delivery and warehousing on demand. As between Landlord and Tenant, Tenant shall not be required to remove any Alterations performed by Landlord prior to the Commencement Date or to restore the Premises to their condition prior to the making of such Alterations.

19. REMOVAL OF TENANT'S PROPERTY. Upon the termination of this Sublease by lapse of time, Tenant shall remove Tenant's articles of personal property incident to Tenant's business ("Trade Fixtures"); provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removal, and shall restore the Premises to the same condition as prior to the installation thereof. If Tenant does not remove Tenant's Trade Fixtures from the Premises prior to the expiration or earlier termination of the Term, Landlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Premises as aforesaid) and dispose thereof or deliver the same to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, restoration, delivery or warehousing to Landlord on demand, or Landlord may treat said Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

20. HOLDING OVER. Tenant shall have no right to occupy the Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Tenant's right to possession in consequence of an Event of Default hereunder. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and for damages, including without limitation, damage payable by Landlord to Prime Landlord by reason of such holdover. For each and every month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Premises after the expiration of this Sublease or after termination of this Sublease or Tenant's right to possession, Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of Base Rent and Additional Rent payable by Tenant hereunder immediately prior to the expiration or other termination of this Sublease or of Tenant's right to possession. The acceptance by Landlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

21. ENCUMBERING TITLE. Tenant shall not do any act which shall in any way encumber the title of Prime Landlord in and to the Building or the Property, nor shall the interest or estate of Prime Landlord or Landlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Premises, the Building or the Property arising from any act or omission of Tenant shall accrue only against the subleasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Prime Landlord in and to the Building and the Property and the interest of Landlord in the premises leased pursuant to the Prime Lease. Without limiting the generality of the foregoing, Tenant shall not permit the Premises, the Building or the Property to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Tenant, provided, however, that if so permitted under the Prime Lease, Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Prime Landlord and Landlord such security as may be deemed satisfactory to them to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Premises, the Building or the Property by reason of non-payment thereof, provided further, however, that on final determination of the lien or claim of lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

22. DEFAULTS. Tenant further agrees that any one or more of the following events shall be considered Events of Default as said term is used herein, that is to say, if:

A. Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within ninety (90) days from the date of the entry or granting thereof; or

B. Tenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the federal bankruptcy laws now or hereafter amended, or Tenant shall institute any proceedings for relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

C. Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

D. The Premises are levied on by any revenue officer or similar officer; or

E. A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated, stayed or set aside within ninety (90) days from the date of entry or granting thereof; or

F. Tenant shall default in any payments of Rent required to be made by Tenant hereunder when due as herein provided and such default shall continue for five (5) days after notice thereof in writing to Tenant; or

G. Tenant shall default in securing insurance or in providing evidence of insurance as set forth in Section 11 of this Sublease and such default shall continue for five (5) days after notice thereof in writing to Tenant; or

H. Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to assure payment thereof, or having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfied and judgment rendered thereon, and such default continues for twenty (20) days after notice thereof in writing to Tenant; or

I. Tenant shall, by its act or omission to act, cause a default under the Prime Lease and such default shall not be cured within the time, if any permitted for such cure under the Prime Lease; or

J. Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant (or such longer period as shall reasonably be required in order to cure such default, provided that Tenant promptly commences such cure and prosecutes such cure to completion with due diligence).

23. REMEDIES. Upon the occurrence of any one or more Events of Default, Landlord may exercise any remedy against Tenant which Prime Landlord may exercise for default by Landlord under the Prime Lease.

24. NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by commercial courier service (a) if to Tenant, addressed to Tenant at the address specified in Section 1(B) or at such other place as Tenant may from time to time designate by notice in writing to Landlord or (b) if for Landlord, addressed to Landlord at the address specified in Section 1(C) or at such other place as Landlord may from time to time designate by notice in writing to Tenant. Each party agrees to deliver a copy of each notice, demand, request, consent or approval from such party to Prime Landlord and to deliver to the other party a copy of any notice, demand, request, consent or approval received from Prime Landlord. Each party may rely upon any notice, consent or approval given in writing by an agent or the attorneys for Landlord, Tenant or Prime Landlord.

25. PRIME LEASE. This Sublease and all rights of Tenant hereunder and with respect to the Premises are subject to the terms, conditions and provisions of the Prime Lease. Tenant, as if it were the tenant under the Prime Lease, hereby assumes and agrees to perform faithfully and on time, and be bound by, with respect to the Premises, and in addition to all of Tenant's other obligations set forth in this Sublease, all of Landlord's obligations, covenants, agreements and liabilities under the Prime Lease and all terms, conditions, provisions and restrictions contained in the Prime Lease (which terms are hereby incorporated herein by this reference to the extent that such terms contain obligations of "Tenant" under the Prime Lease which shall become obligations of Tenant under this Sublease). Notwithstanding the foregoing, Landlord and Tenant agree to the following:

A. Provided Tenant shall timely pay all Rent when and as due under this Sublease, Landlord shall transmit to Prime Landlord, when and as due, all base rent, additional rent and other charges paid to Landlord by Tenant under this Sublease.

B. Landlord shall perform its covenants and obligations under the Prime Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Tenant on behalf of Landlord. Landlord shall not willfully take any action or omit to take any action which would cause a default under the Prime Lease unless such act or omission is a result of Tenant's acts or omissions or Tenant's breach of this Lease or the Prime Lease.

C. Landlord shall not agree to any amendment to the Prime Lease without first obtaining Tenant's prior written approval thereof.

D. Landlord hereby grants to Tenant the right to receive all of the services and benefits with respect to the Premises which are to be provided by Prime Landlord under the Prime Lease. Landlord shall have no duty to perform any obligations of Prime Landlord under the Prime Lease. For example, Landlord shall not be required to provide the services or repairs which the Prime Landlord is required to provide under the Prime Lease. Landlord shall have no responsibility for or be liable to Tenant for any default, failure or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease nor shall such default by the Prime Landlord affect this Sublease or waive or defer the performance of any of Tenant's obligations hereunder except as expressly set forth in the Prime Lease. Notwithstanding the foregoing, the parties contemplate that Prime Landlord shall, in fact, perform its obligations under the Prime Lease and in the event of any default or failure of such performance by Prime Landlord, Landlord agrees that it will, upon notice from Tenant, and at the sole cost and expense of Tenant, including reasonable attorneys' fees, make written demand upon Prime Landlord to perform its obligations under the Prime Lease and, provided that Tenant specifically agrees to pay all costs of Landlord, including reasonable attorneys' fees, Landlord will take appropriate legal action to enforce the Prime Lease.

E. Landlord and Tenant shall copy Prime Landlord on all notices of default that either party sends to the other pursuant to this Lease.

26. ADDITIONAL SERVICES. Landlord shall reasonably cooperate with Tenant to cause Prime Landlord to provide services required by Tenant in addition to those otherwise required to be provided by Prime Landlord under the Prime Lease. Tenant shall pay Prime Landlord's charge for such services promptly after having been billed therefor by Prime Landlord or by Landlord. If at any time a charge for such additional services is attributable to the use of such services both by Landlord and by Tenant, the cost thereof shall be equitably divided between Landlord and Tenant.

27. PRIME LANDLORD'S CONSENT. This Sublease and the obligations of the parties hereunder are expressly conditioned upon Landlord's obtaining prior written consent hereto by Prime Landlord. Landlord and Tenant hereby agree, for the benefit of Prime Landlord, that this Sublease and Prime Landlord's consent hereto shall not (a) create privity of contract between Prime Landlord and Tenant; (b) be deemed to have amended the Prime Lease in any regard (unless Prime Landlord shall have expressly agreed in writing to such amendment); or (c) be construed as a waiver of Prime Landlord's right to consent to any assignment of the Prime Lease by Landlord or any further subletting of premises leased to the Prime Lease, or as a waiver of Prime Landlord's right to consent to any assignment by Tenant of this Sublease or any sub-letting of the Premises or any part thereof. Prime Landlord's consent shall, however, be deemed to evidence Prime Landlord's agreement that Tenant shall be entitled to any waiver of claims and right of subrogation for damage to Prime Landlord's property if and to the extent that the Prime Lease provides such waivers for the benefit of Landlord. If Prime Landlord fails to consent to this Sublease within thirty (30) days after the execution and delivery of this Sublease, either party shall have the right to terminate this Sublease by giving written notice thereof to the other at any time thereafter, but before Prime Landlord grants such consent.

28. BROKERAGE. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Lease other than the Broker as specified in Section 1(O) and covenants to pay, hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof on behalf of such party. Landlord shall have no obligation to pay any fee, commission or charge to the Broker specified in Section 1(O).

29. INDEMNIFICATION. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from any liability incurred by Landlord arising out of or in connection with the Prime Lease, to the extent not caused by Landlord.

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LANDLORD:

ARBOR ACQUISITIONS, INC.,

an Illinois corporation

By:	/S/ BORIS STRATIEVSKY
Name:	Boris Stratievsky
Its:	Vice President

TENANT:

COLE TAYLOR BANK, an Illinois banking corporation

By:	/S/ BRUCE W. TAYLOR
Name:	Bruce W. Taylor
Its:	President

Certain schedules, exhibits and similar attachments to this Agreement have not been filed with this exhibit. The Registrant agrees to furnish supplementally any omitted schedules, exhibits or similar attachments to the Securities and Exchange Commission upon request.